UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 1, 2007
LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)
(904) 398-9400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 1, 2007, Landstar System, Inc. issued a press release announcing results for the fourth quarter of fiscal 2006. A copy of the press release is attached hereto as Exhibit 99.1.
In the press release attached hereto as Exhibit 99.1, Landstar provided the following information that may be deemed a non-GAAP financial measure: with respect to the fiscal periods ended December 30, 2006 and December 31, 2005, revenue per load for the global logistics segment, excluding revenue and loads related to emergency transportation services provided primarily under a contract between Landstar Express America, Inc. and the United States Department of Transportation/Federal Aviation Administration (the “FAA Contract”).
The foregoing financial measure should be considered in addition to, and not as a substitute for, the corresponding GAAP financial information also presented in the press release.
Management believes that it is appropriate to present this financial information for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in Landstar’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of Landstar’s results as compared to the results of peer companies; (3) a significant portion of the emergency transportation services previously provided under the FAA Contract were provided on the basis of a daily rate for the use of transportation equipment in question, and therefore load and per load information is not necessarily available or appropriate for a significant portion of the related revenue; and (4) management considers this financial information in its decision making.
The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits

Exhibits
99.1	News Release dated February 1, 2007 of Landstar System, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: February 1, 2007	By:	/s/ Robert C. LaRose
		Name:	Robert C. LaRose
		Title:	Executive Vice President and Co-Chief Financial Officer

RCL/ac

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